Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 15A-E correctly, the correct answers are as follows:

15.	A)    Custodian / Subcustodian: Nedcor Bank Limited
B) Is this a Custodian or Sub-custodian? (C/S): S
C) City: Johannesburg
D) Foreign Country: South Africa
E) Foreign Custodian Rule 17f-5


15.	A)    Custodian / Subcustodian: Deutsche Bank AG
B) Is this a Custodian or Sub-custodian? (C/S): S
C) City: Frankfurt
D) Foreign Country: Germany
E) Foreign Custodian Rule 17f-5


15.	A)    Custodian / Subcustodian: Deutsche Bank AG
B) Is this a Custodian or Sub-custodian? (C/S): S
C) City: Seoul
D) Foreign Country: Republic of Korea
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian / Subcustodian: Citibank N.A.
B) Is this a Custodian or Sub-custodian? (C/S): S
C) City: Puerto Rico
D) Foreign Country: Puerto Rico
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian / Subcustodian: Barclays Bank of
Uganda Limited
B) Is this a Custodian or Sub-custodian? (C/S): S
C) City: Kampala
D) Foreign Country: Uganda
E) Foreign Custodian Rule 17f-5